    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 1, 1998
                                                      Registration No. 333-37317
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                 GENE LOGIC INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                       8731                                     06-1411336
           (State or jurisdiction                    (Primary Standard Industrial                      (I.R.S. Employer
     of incorporation or organization)               Classification Code Number)                    Identification Number)

                             708 QUINCE ORCHARD ROAD
                          GAITHERSBURG, MARYLAND 20878
                                 (301) 987-1700
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               ------------------

                         MICHAEL J. BRENNAN, M.D., PH.D.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 GENE LOGIC INC.
                             708 QUINCE ORCHARD ROAD
                          GAITHERSBURG, MARYLAND 20878
                                 (301) 987-1700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------

                                   Copies to:

  FREDERICK T. MUTO, ESQ.                             LESLIE E. DAVIS, ESQ.
   L. KAY CHANDLER, ESQ.                             LAWRENCE A. GOLD, ESQ.
   NANCY E. DENYES, ESQ.                         TESTA, HURWITZ & THIBEAULT, LLP
     COOLEY GODWARD LLP                                 HIGH STREET TOWER
4365 EXECUTIVE DRIVE, SUITE                              125 HIGH STREET
         1100                                           BOSTON, MA 02110
    SAN DIEGO, CA 92121                                  (617) 248-7000
       (619) 550-6000

================================================================================

This Post-Effective Amendment No. 1 is being filed to deregister 103,000 shares of Common Stock (the "Option Shares") of Gene Logic Inc. (the "Registrant") covered by the Form S-1 Registration Statement No. 333-37317, as amended (the "Registration Statement"). The Option Shares, which were issuable in connection with a firm commitment underwritten offering of Common Stock by the Registrant (the "Offering"), have not been sold as of the date of this Post-Effective Amendment No. 1 and are no longer being offered. The terms of the Offering are described in the prospectus filed as part of the Registration Statement.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies and has authorized this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, County of Columbia, State of Maryland, on the 1st day of September, 1998.




                                         By: /S/ MARK D. GESSLER
                                             -----------------------------------
                                             Mark D. Gessler
                                             Senior Vice President, Corporate
                                             Development and Chief Financial
                                             Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                      TITLE                                           DATE
---------                                      -----                                           ----

MICHAEL J. BRENNAN*                            President, Chief Executive Officer and          September 1, 1998
-------------------------------------------    Director (Principal Executive Officer)
Michael J. Brennan, M.D., Ph.D.


/S/ MARK D. GESSLER                            Senior Vice President, Corporate Development    September 1, 1998
-------------------------------------------    and Chief Financial Officer (Principal
Mark D. Gessler                                Financial and Accounting Officer)


ALAN G. WALTON*                                Chairman of the Board of Directors              September 1, 1998
-------------------------------------------
Alan G. Walton, Ph.D., D.Sc.


JULES BLAKE*                                   Director                                        September 1, 1998
-------------------------------------------
Jules Blake, Ph.D.


CHARLES L. DIMMLER III*                        Director                                        September 1, 1998
-------------------------------------------
Charles L. Dimmler III


G. ANTHONY GORRY*                              Director                                        September 1, 1998
-------------------------------------------
G. Anthony Gorry, Ph.D.


JEFFREY D. SOLLENDER*                          Director                                        September 1, 1998
-------------------------------------------
Jeffrey D. Sollender



*By: /S/ MARK D. GESSLER
     --------------------------------------
     Mark D. Gessler
     Attorney-in-fact
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